                                                FILED PURSUANT TO RULE 424(b)(3)
                                            REGISTRATION STATEMENT NO. 333-38082


PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED JUNE 15, 2000)


                            TRIO-TECH INTERNATIONAL
                         686,350 Shares of Common Stock


     This Prospectus Supplement No. 1 supplements information contained in our Prospectus dated June 15, 2000 (the "Prospectus") relating to the potential sale of up to 686,350 shares of the common stock of Trio-Tech International by the Selling Securityholders. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. Capitalized terms used herein but not defined have the meanings assigned to such terms in the Prospectus.

     The following table is substituted in its entirety for the table set forth on pages 9 through 12 of the Prospectus under the caption "Selling Securityholders" to reflect certain additions and deletions of holders and to reflect changes in the holdings of certain of the persons listed below:

                                                 Before Offering         Number of               After Offering
                                             -----------------------       Shares       ----------------------------
                                             Number of                  Being Offered      Number of
                                               Shares                   -------------       Shares
                 Selling                    Beneficially                                  Beneficially
             Securityholders                 Owned(1)      Percent(2)                      Owned(1)(3)    Percent (2)
-----------------------------------------   ------------   ----------                    -------------    ------------
The Leonard & Joyce Wilstein Revocable            27,600       1.0%       9,200          18,400                    *
 Trust of 1986
Ron J. Wilstein                                   11,040         *        3,680           7,360                    *
1994 Gary & Kathryn Wilstein                      11,040         *        3,680           7,360                    *
 1994 Revocable Trust UAD 9/28/94
Susan Wilstein                                    23,460         *        7,820          15,640                    *
The Denise Wilstein Trust of 1985                 27,370       1.0       11,730          15,640                    *
The Century Trust Dated 12/19/94                  28,980       1.0       12,420          16,560                    *
David Wilstein                                    32,200       1.1       13,800          18,400                    *
Andrew D. Gilmour, Inc.                           12,880         *        5,520           7,360                    *
Watson Investment Partners, LP                    22,080         *        7,360          14,720                    *
TRTC Acquisition, LLC                             16,836         *        5,612          11,224                    *
Paulson Partners                                   8,280         *        2,760           5,520                    *
Fong Kan Sin(6)                                   45,765       1.6        2,760          43,005                  1.5
Chang Geok Lan                                     5,520         *        1,840           3,680                    *
Soh Theng Tat                                      5,520         *        1,840           3,680                    *
Low Leng Kwee                                      6,440         *        2,760           3,680                    *

                                               Before Offering          Number of              After Offering
                                             -----------------------     Shares          ----------------------------
                                             Number of                 Being Offered       Number of
                                               Shares                  -------------        Shares
                 Selling                    Beneficially                                  Beneficially
             Securityholders                 Owned(1)      Percent(2)                      Owned(1)(3)    Percent (2)
-----------------------------------------   ------------   ----------                    -------------    ------------
BHC Securities Inc. C/F SDIRA                      5,520         *        1,840           3,680                    *
 SEP Richard C. Ross
Three Sticks Fund, LP                            110,400       3.8       36,800          73,600                  2.5
Richard Adelman                                   16,100         *        7,820           8,280                    *
Tan Sim Seng                                      30,360       1.0       10,120          20,240                    *
Robert L. Ciano                                   11,040         *        3,680           7,360                    *
Soon Siew Kuan(7)                                 33,120       1.1       11,040          22,080                    *
Lim Hwee Poh(8)                                   46,445       1.6        6,440          40,005                  1.4
Simon Costello(4)                                 39,961       1.4        7,450          32,241                  1.1
Lee A. Levine                                     41,400       1.4       13,800          27,600                    *
John N. McVey                                      5,520         *        1,840           3,680                    *
C and C Capital Partnership                        6,900         *        2,300           4,600                    *
Camille Claudel Corporation                        5,520         *        1,840           3,680                    *
Gene Salkind                                      20,700         *        6,900          13,800                    *
Linda Argenziano                                   6,900         *        2,300           4,600                    *
Anthony Abramo                                     5,520         *        1,840           3,680                    *
Leonard Brawer & Alan Brawer JTWROS                6,900         *        2,300           4,600                    *
Leonard Brawer & Sari Kaplan JTWROS                6,900         *        2,300           4,600                    *
Ventana Partners, L.P.                            84,020       2.9       34,340          49,680                  1.7
Stephen S. Kutz                                   31,740       1.1       10,580          21,160                    *
Arthur Rogovin & Sandra Rogovin JTIC               6,072         *        2,024           4,048                    *
Page Distributing Co. Inc.                        11,040         *        3,680           7,360                    *
Nancy E. Levine                                   28,846       1.0       19,646           9,200                    *
Frank S. Gavin(5)                                 87,076       3.0        8,280          78,796                  2.7
George Plaut                                       6,900         *        2,300           4,600                    *
Edward V. Wilkinson                                5,520         *        1,840           3,680                    *
Nations Bank of Texas, N.A., custodian            46,920       1.6       15,640          31,280                  1.1
 for Aurora Foundation
Lai Keet Yee                                      11,040         *        3,680           7,360                    *
Delaware Charter Gty & Trust FBO                  61,180       2.1       26,220          34,960                  1.2
 Jack Gilbert
Richard Cullen                                     7,245         *          805           6,440                    *
Joan F. Bick                                       8,050         *        3,450           4,600                    *
Sheila Ann Sidlett Gunther                         5,520         *        1,840           3,680                    *
Harold Mervin Holland and Renee                    5,520         *        1,840           3,680                    *
 Gindi Holland Trust UDT 4/27/88
Robert Ginberg                                     6,762         *        2,254           4,508                    *
Leonard Levine                                     3,450         *        1,150           2,300                    *
Orrin Devinsky                                    13,800         *        4,600           9,200                    *
Suraj Puri                                        11,040         *        3,680           7,360                    *

                                                                        Number of
                                                                         Shares
                                                 Before Offering       Being Offered          After Offering
                                           -------------------------- -------------- ----------------------------
                                             Number of                                 Number of
                                               Shares                                   Shares
                 Selling                    Beneficially                              Beneficially
             Securityholders                 Owned(1)      Percent(2)                  Owned(1)(3)     Percent (2)
-----------------------------------------   ------------   ----------                 ------------   ---------------

Amy Cook Gavin                                     6,900         *        2,300           4,600                    *
Samuel Louis Horowitz                             13,800         *        4,600           9,200                    *
Michael Aaron Horowitz                            13,800         *        4,600           9,200                    *
John S. Byers                                      5,520         *        1,840           3,680                    *
Generation Capital Associates                     26,220         *        8,740          17,480                    *
Thomas W. Larson                                  13,800         *        4,600           9,200                    *
Robert Kirk                                       11,040         *        3,680           7,360                    *
Tony DiPiero (9)                                 112,500       3.9      112,500               0                    *
Jason Adelman (10)                                57,565       2.0       37,565          20,000                    *
Spencer F. Segura                                 13,125         *       13,125               0                    *
William P. Dioguardi                               5,250         *        5,250               0                    *
Laura M. McNamara                                  1,575         *        1,575               0                    *
Oshkim Limited Partners, L.P.                      2,625         *        2,625               0                    *
Spencer Trask Holdings                            16,800         *       16,800               0                    *
Paragon Capital Corporation                       15,000         *       15,000               0                    *
Frank Argenziano                                   8,967         *        8,967               0                    *
Susan Kutz                                         1,048         *        1,048               0                    *
Roger Franklin                                     4,719         *        4,719               0                    *
Danny Levine                                      17,950         *       17,950               0                    *
Jody Levine                                       14,880         *       14,880               0                    *
Marc Levine                                       17,950         *       17,950               0                    *
Scott Levine                                      14,880         *      14, 880               0                    *
Martin Kelly                                       1,610         *        1,610               0                    *
Brian Massy                                          805         *          805               0                    *
Victor Ting (11)                                 103,302       3.6          600         102,702                  3.5
Hare & CO c/o The Bank of New York                 6,900         *        6,900               0                    *
                                                                        -------
            TOTAL                                                       686,350
                                                                        =======

______________
*  less than 1.0%

(1) Pursuant to the rules promulgated under the Exchange Act, a person is deemed to be the beneficial owner of a security if that person has the right to acquire ownership of such security within 60 days. Accordingly, the numbers in the columns above include the shares offered hereby which are issuable upon exercise of the warrants or option, as the case may be.
(2) Based on 2,896,066 shares of common stock outstanding as of the date of this prospectus supplement. Shares of common stock that a person has the right to acquire within 60 days after the date of this prospectus supplement are deemed to be outstanding in calculating the percentage ownership of that person, but are not deemed to be outstanding as to any other person.
(3) The table assumes that each of the selling securityholders will dispose of all shares that are being registered for sale by the Prospectus.
(4) Mr. Costello is an employee of Trio-Tech International and holds the position of Corporate Vice- President-U.S.A. and Europe Operations.
(5)  Mr. Gavin is a director of Trio-Tech International.

(6) Mr. Fong is an employee of Trio-Tech International and holds the position of Corporate Vice-President-Distribution.
(7) Mrs. Lee is an employee of Trio-Tech International and holds the position of Group Logistics Manager.
(8) Mr. Lim is an employee of Trio-Tech International and holds the position of Corporate Vice-President-Testing.
(9) Mr. DiPiero is an employee of Trio-Tech International and holds the position of President of Universal Systems, a subsidiary of Trio-Tech International.
(10) Mr. Adelman was an employee of both Spencer Trask Securities Incorporated and Paragon Capital Corporation at the time of the issuance to those entities of the warrants described above. Mr. Adelman is a director of Trio-Tech International and has served in that capacity since April 1997.
(11) Mr. Ting is an employee of Trio-Tech International and holds the position of Vice-President and Chief Financial Officer.


All information in this Prospectus Supplement is as of October 31, 2000.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 31, 2000